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                                                                  Exhibit 99.906


I, William G. Papesh, principal executive officer of the WM Strategic Asset Management Portfolios, LLC (the "Portfolios"), certify that:

1. The Form N-CSR of the Funds for the period ended April 30, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds for the period ended April 30, 2005 fairly presents, in all material respects, the financial condition and results of operations of the Funds.

Date: July 7, 2005

/s/William G. Papesh

President and Chief Executive Officer

Principal Executive Officer

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                                                                  Exhibit 99.906


I, Jeffrey L. Lunzer, principal financial officer of the WM Strategic Asset Management Portfolios, LLC (the "Portfolios"), certify that:

1. The Form N-CSR of the Funds for the period ended April 30, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds for the period ended April 30, 2005 fairly presents, in all material respects, the financial condition and results of operations of the Funds.

Date: July 7, 2005

/s/ Jeffrey L. Lunzer

Treasurer and Chief Financial Officer

Principal Financial Officer